UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2008

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200

Solana Beach, California  92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 10, 2008, Open Energy Corporation (“we” or the “Company”) entered into an amendment to our joint marketing and distribution agreement with Burlingame Industries, Inc., dba Eagle Roofing, dated as of April 6, 2007, pursuant to which, among other things, Eagle Roofing agreed to certain monthly minimum purchase commitments for April 2008 through December 2008.  Pursuant to the amendment, Eagle has agreed to purchase at least 82,500 tiles in minimum monthly increments from April 2008 through December 2008.  Furthermore, if the Company introduces its second generation asphalt shingle product on or prior to October 1, 2008, the total minimum purchase commitment increases by 11,000 tiles.  If Eagle Roofing fails to meet its aggregate minimum purchase requirements for any of the calendar quarters ended June, September or December 2008, then the pricing offered to Eagle Roofing for product actually purchased in such quarter is incrementally increased based upon the size of the purchase failure.  If Eagle Roofing attempts to purchase and the Company fails to deliver at least the applicable quarterly minimum purchase amount, then the pricing offered to Eagle Roofing for product actually purchased in such quarter is incrementally reduced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle General Counsel

Date:  April 17, 2008